Exhibit 99.1

EDITORIAL CONTACTS:	PRGP42SN416

Michele Drake
+1 650 752 5296
michele_drake@agilent.com

Jorgen Tesselaar (Europe and Asia)
+31 20 547 2825
jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry
+1 650 752 5329
hilliard_terry@agilent.com

Agilent Technologies Reports Third Quarter 2004 Results

PALO ALTO, Calif., Aug. 12, 2004 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.78 billion for the third fiscal quarter ended July 31, 2004, 21 percent above one year ago. Revenues during the quarter were $1.89 billion, 25 percent ahead of last year. Third quarter GAAP net earnings were $100 million, or $0.20 per diluted share, compared to a loss of $1.56 billion, or $3.28 per share, in last year’s third quarter.

Excluding $54 million of net restructuring and amortization charges, Agilent reported third quarter operating net income of $154 million, or $0.30 per share. On a comparable basis, but also excluding a $1.45 billion non-cash charge related to the write-off of deferred tax assets, the company had a loss last year of $11 million, or $0.02 per share.

“We are pleased with Agilent’s third quarter results,” said Ned Barnholt, Agilent chairman, president and chief executive officer. “Revenues, at $1.89 billion, were near the top of our expectations while operating earnings(1) hit the top end of our guidance range at $0.30 per share.

“Our Test and Measurement segment performance was particularly strong, with orders up 37 percent to the highest level since early 2001 and revenues 25 percent above last year. We achieved our commitment to reach double-digit operating margins in this segment one quarter ahead of plan, with a third quarter margin of 11 percent.”

For the fourth consecutive quarter, Agilent generated positive free cash flow from operations (2). The company ended the quarter with $1.94 billion of cash and equivalents, up $95 million from the prior quarter. Inventory days-on-hand improved by 16 from one year ago to a new low of 91. Receivables days sales outstanding improved by 3 to 55. Capital spending of $26 million was $39 million below the level of depreciation. Compared to the second quarter, total operating expenses were reduced by $22 million.

Looking to Agilent’s fiscal fourth quarter, Barnholt said, “We are pleased with the sustained momentum we are seeing in our Test and Measurement and our Life Sciences and Chemical Analysis segments. But, we are also seeing a pause in Agilent’s semiconductor and semiconductor equipment businesses that may continue through year-end before we see renewed growth in fiscal 2005.

“On balance, we remain comfortable with Agilent’s prior fourth quarter guidance for revenues of $1.85 billion to $1.95 billion and operating earnings of $0.30 to $0.35 per share (3).”

Segment Results

Test and Measurement

(in millions)

	Q3:F04	Q3:F03	Q2:F04
Orders	776	566	745
Revenues	768	613	705
Operating Profit(4)	88	(69)	11

Third quarter Test and Measurement orders of $776 million were 37 percent above one year ago to the highest level since the second quarter of 2001. Orders in all geographies and all markets were up, including the first year-to-year improvement in wireline test in several years. Revenues of $768 million were 25 percent above last year and 9 percent ahead of three months earlier.

Third quarter operating profits of $88 million were improved by $157 million compared to one year ago on a $155 million increase in revenues because of the cumulative benefits of aggressive restructuring and lower levels of discounts. Compared to the second quarter, segment profits were up $77 million on a $63 million increase in revenues due to better gross margins, lower operating expenses and an improvement in the systems and support businesses. During the quarter, Test and Measurement achieved a 14 percent return on invested capital(5) (ROIC), up from 1 percent in the second quarter and (6) percent one year ago.

Automated Test

(in millions)

	Q3:F04	Q3:F03	Q2:F04
Orders	208	251	286
Revenues	243	206	266
Operating Profit(4)	19	6	34

Third quarter Automated Test orders of $208 million were down 17 percent from one year ago, with strength in parametric and manufacturing test more than offset by year-to-year declines in orders for system on a chip (SOC) and flash memory test systems. Utilization rates for SOC testers at semiconductor contract manufacturers (SCMs) dropped several percentage points in the third quarter, suggesting a period of semiconductor industry digestion and cautious ordering that could last through the fourth quarter of this year. Revenues of $243 million were 18 percent above last year but down 9 percent sequentially.

Segment profits of $19 million were up $13 million from one year ago on a $37 million increase in revenues. Over the year, segment R&D spending increased 16 percent as the company continues to aggressively expand the breadth of its offerings in flash and SOC test systems. Segment ROIC(5) was 8 percent during the quarter compared to 2 percent one year ago and 12 percent in the second quarter.

Semiconductor Products

(in millions)

	Q3:F04	Q3:F03	Q2:F04
Orders	470	358	523
Revenues	539	380	527
Operating Profit(4)	33	(8)	65

Semiconductor Products orders continued to show strong year-to-year gains, with third quarter orders of $470 million, up 31 percent from last year. Sequentially, orders were off 10 percent due to normal seasonal weakness and an industry inventory rebuilding that appears to have been completed. Personal systems orders were up 43 percent from last year but down 13 percent sequentially as the maturing semiconductor cycle begins to exhibit the normal seasonal patterns of a consumer-focused business. Networking systems orders were 8 percent above one year ago and down 3 percent sequentially. Third quarter revenues of $539 million were 42 percent above last year compared to a 40 percent increase in worldwide semiconductor industry shipments through June.

Segment profits of $33 million were $41 million better than last year on a $159 million improvement in sales. Sequentially, profits were down $32 million on a $12 million increase in revenues. During the quarter, the business experienced severe price pressures in mobile camera modules and fiber optics. Actions are now under way to restore segment operating margins to double digits in the first half of fiscal 2005. Segment ROIC(5) was 15 percent during the quarter compared to (1) percent one year ago and 26 percent during the second quarter.

Life Sciences and Chemical Analysis

(in millions)

	Q3:F04	Q3:F03	Q2:F04
Orders	321	293	338
Revenues	335	303	333
Operating Profit(4)	46	41	39

Life Sciences and Chemical Analysis continued to show good momentum in the third quarter. Orders of $321 million were 10 percent above last year, with Life Sciences orders up 5 percent and Chemical Analysis up 13 percent. Revenues of $335 million were an all-time record and 11 percent above last year.

Segment profits reached $46 million in the quarter, up $5 million from last year’s excellent operating results on a $32 million increase in revenues as the company continued to invest in new life sciences solutions. Profits were up $7 million from the second quarter because of seasonally lower expenses. During the quarter, the segment achieved an ROIC(5) of 23 percent, compared with last year’s ROIC of 22 percent and 16 percent in the second quarter.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global technology leader in communications, electronics, life sciences and chemical analysis. The company’s 28,000 employees serve customers in more than 110 countries. Agilent had net revenue of $6.1 billion in fiscal year 2003. Information about Agilent is available on the Web at www.agilent.com.

Agilent management will host a live webcast of its quarterly conference call with the investment community in listen-only mode today at 1:30 p.m. (PT). Listeners may log on at www.investor.agilent.com and select “Agilent Third Quarter Financial Results Conference Call” under “Recent News and Events.” The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available from 5:30 p.m. (PT) today through Aug. 19 by dialing + 1 719 457 0820 and entering pass code 146803.

Forward-Looking Statements

This news release contains forward-looking statements (including, without limitation, information regarding the markets we serve, revenues, earnings and operating margins) that involve risks and uncertainties that could cause results of Agilent to differ materially from management’s current expectations.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement workforce and other cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2004.

# # #

(1)	Before net restructuring and amortization charges in all periods.
(2)	Free cash flow is defined as Net Cash provided by operating activities less Investments in property, plant and equipment.
(3)	Agilent’s expected range of EPS for Q404 excludes restructuring, which cannot be estimated, and amortization of intangibles, which is expected to be approximately $1 million per quarter. The annual non-GAAP tax rate is assumed to be 28 percent. Beginning in Q304, Agilent is treating its senior convertible debentures as “if converted.” As a result, approximately 36 million shares were added to the denominator of diluted EPS and $6.2 million of associated after-tax quarterly interest expense was added back to the numerator.
(4)	Before restructuring charges in all periods.
(5)	Refer to financial results tables for ROIC.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended July 31,		Percent Inc/(Dec)
	2004	2003
Orders	$1,775	$1,468	21%

Net revenue	$1,885	$1,502	25%

Costs and expenses:
Cost of products and services	1,089	951	15%
Research and development	235	257	(9)%
Selling, general and administrative	454	484	(6)%

Total costs and expenses	1,778	1,692	5%

Income (loss) from operations	107	(190)	156%

Other income (expense), net	26	(1)	2700%

Income (loss) before taxes	133	(191)	170%

Provision for taxes	33	1,354	98%

Income (loss) before cumulative effect of accounting change	100	(1,545)	106%

Cumulative effect of adopting SFAS No. 142	—	(11)

Net income (loss)	$100	$(1,556)	106%

Net income (loss) per share -
Basic
Income (loss) before cumulative effect of accounting change	$0.21	$(3.25)
Cumulative effect of adopting SFAS No. 142	—	(0.03)

Net income (loss)	$0.21	$(3.28)

Diluted
Income (loss) before cumulative effect of accounting change	$0.20	$(3.25)
Cumulative effect of adopting SFAS No. 142	—	(0.03)

Net income (loss)	$0.20	$(3.28)

Weighted average shares used in computing net income (loss) per share:
Basic	485	475
Diluted	491	475

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended July 31,		Percent Inc/(Dec)
	2004	2003
Orders	$5,398	$4,353	24%

Net revenue	$5,359	$4,381	22%

Costs and expenses:
Cost of products and services	3,016	2,789	8%
Research and development	701	830	(16)%
Selling, general and administrative	1,345	1,543	(13)%

Total costs and expenses	5,062	5,162	(2)%

Income (loss) from operations	297	(781)	138%

Other income (expense), net	47	14	236%

Income (loss) before taxes	344	(767)	145%

Provision for taxes	69	1,036	93%

Income (loss) before cumulative effect of accounting change	275	(1,803)	115%

Cumulative effect of adopting SFAS No. 142	—	(268)

Net income (loss)	$275	$(2,071)	113%

Net income (loss) per share -
Basic
Income (loss) before cumulative effect of accounting change	$0.57	$(3.82)
Cumulative effect of adopting SFAS No. 142	—	(0.57)

Net income (loss)	$0.57	$(4.39)

Diluted
Income (loss) before cumulative effect of accounting change	$0.56	$(3.82)
Cumulative effect of adopting SFAS No. 142	—	(0.57)

Net income (loss)	$0.56	$(4.39)

Weighted average shares used in computing net income (loss) per share:
Basic	482	472
Diluted	491	472

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Excluding Restructuring, Amortization of Intangibles

and Non-Operational Items

(Unaudited)

(In millions, except per share amounts)

	Three Months Ended July 31,		Percent Inc/(Dec)
	2004	2003
Orders	$1,775	$1,468	21%

Net revenue	$1,885	$1,502	25%

Costs and expenses:
Cost of products and services	1,052	893	18%
Research and development	230	225	2%
Selling, general and administrative	420	411	2%

Total costs and expenses	1,702	1,529	11%

Income (loss) from operations	183	(27)	778%

Other income (expense), net	26	5	420%

Income (loss) before taxes	209	(22)	1050%

Provision (benefit) for taxes	55	(11)	(600)%

Non-GAAP net income (loss)	$154	$(11)	1500%

Non-GAAP net income (loss) per share:
Basic	$0.32	$(0.02)
Diluted	$0.30	$(0.02)
Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	485	475
Diluted	527	475

The above non-GAAP condensed consolidated statement of operations has been adjusted to exclude the following items and reconcile to GAAP net income (loss):

Net income (loss) per GAAP	$100	$(1,556)
Non-GAAP adjustments:
Other intangibles	3	22
Restructuring and asset impairment	42	148
Gain on sale of assets	(1)	(1)
Retirement plans curtailment loss	—	5
Contract termination fees	14	—
Other	18	(5)
Adjustment for income taxes	(22)	1,376

Non-GAAP net income (loss)	$154	$(11)

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Excluding Restructuring, Amortization of Intangibles

and Non-Operational Items

(Unaudited)

(In millions, except per share amounts)

	Nine Months Ended July 31,		Percent Inc/(Dec)
	2004	2003
Orders	$5,398	$4,353	24%

Net revenue	$5,359	$4,381	22%

Costs and expenses:
Cost of products and services	2,949	2,649	11%
Research and development	686	766	(10)%
Selling, general and administrative	1,255	1,377	(9)%

Total costs and expenses	4,890	4,792	2%

Income (loss) from operations	469	(411)	214%
Other income (expense), net	53	26	104%

Income (loss) before taxes	522	(385)	236%
Provision (benefit) for taxes	146	(193)	(176)%

Non-GAAP income (loss)	$376	$(192)	296%

Non-GAAP net income (loss) per share:
Basic	$0.78	$(0.41)
Diluted	$0.75	$(0.41)
Weighted average shares used in computing non-GAAP net income (loss) per share:
Basic	482	472
Diluted	527	472

The above non-GAAP condensed consolidated statement of operations has been adjusted to exclude the following items and reconcile to GAAP net income (loss):

Net income (loss) per GAAP	$275	$(2,071)
Non-GAAP adjustments:
Other intangibles	21	46
Restructuring and asset impairment	115	329
Gain on sale of assets	(1)	(3)
SFAS No. 142 adoption	—	268
Retirement plans curtailment loss	—	5
Contract termination fees	14	—
Other	29	5
Adjustment for income taxes	(77)	1,229

Non-GAAP net income (loss)	$376	$(192)

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

THREE MONTHS ENDED JULY 31, 2004

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Contract Termination Fees	Gain On Sale of Assets	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$1,775	$—	$—	$—	$—	$—	$—	$1,775

Net revenue	$1,885	$—	$—	$—	$—	$—	$—	$1,885

Costs and expenses:
Cost of products and services	1,089	(3)	(24)	(4)	—	(6)	—	1,052
Research and development	235	—	(2)	(3)	—	—	—	230
Selling, general and administrative	454	—	(16)	(7)	1	(12)	—	420

Total costs and expenses	1,778	(3)	(42)	(14)	1	(18)	—	1,702

Income from operations	107	3	42	14	(1)	18	—	183

Other income (expense), net	26	—	—	—	—	—	—	26

Income from operations before taxes	133	3	42	14	(1)	18	—	209

Provision for taxes	33	—	—	—	—	—	22	55

Net income	$100	$3	$42	$14	$(1)	$18	$(22)	$154

Net income per share—Basic and Diluted:
Basic	$0.21	$—	$0.09	$0.03	$—	$0.04	$(0.05)	$0.32
Diluted	$0.20	$—	$0.08	$0.03	$—	$0.03	$(0.04)	$0.30	(1)
Weighted average shares used in computing net income per share:
Basic	485	485	485	485	485	485	485	485
Diluted	491	527	527	527	527	527	527	527	(1)

(1)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $6 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. The impact of this was ($.01) to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

NINE MONTHS ENDED JULY 31, 2004

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Contract Termination Fees	Gain On Sale of Assets	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$5,398	$—	$—	$—	$—	$—	$—	$5,398

Net revenue	$5,359	$—	$—	$—	$—	$—	$—	$5,359

Costs and expenses:
Cost of products and services	3,016	(18)	(39)	(4)	—	(6)	—	2,949
Research and development	701	—	(12)	(3)	—	—	—	686
Selling, general and administrative	1,345	(3)	(56)	(7)	1	(25)	—	1,255

Total costs and expenses	5,062	(21)	(107)	(14)	1	(31)	—	4,890

Income from operations	297	21	107	14	(1)	31	—	469

Other income (expense), net	47	—	8	—	—	(2)	—	53

Income from operations before taxes	344	21	115	14	(1)	29	—	522
Provision for taxes	69	—	—	—	—	—	77	146

Net income	$275	$21	$115	$14	$(1)	$29	$(77)	$376

Net income per share—Basic and Diluted:
Basic	$0.57	$0.04	$0.24	$0.03	$—	$0.06	$(0.16)	$0.78
Diluted	$0.56	$0.04	$0.22	$0.03	$—	$0.05	$(0.15)	$0.75	(1)
Weighted average shares used in computing net income per share:
Basic	482	482	482	482	482	482	482	482
Diluted	491	527	527	527	527	527	527	527	(1)

(1)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $19 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. The impact of this was ($.02) to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET LOSS

THREE MONTHS ENDED JULY 31, 2003

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Assets	Retirement Plans Curtailment Loss	Other	Adjustment for Income Taxes	Non-GAAP

Orders	$1,468	$—	$—	$—	$—	$—	$—	$1,468

Net revenue	$1,502	$—	$—	$—	$—	$—	$—	$1,502

Costs and expenses:
Cost of products and services	951	(18)	(44)	—	(1)	5	—	893
Research and development	257	—	(31)	—	(1)	—	—	225
Selling, general and administrative	484	(4)	(66)	—	(3)	—	—	411

Total costs and expenses	1,692	(22)	(141)	—	(5)	5	—	1,529

Loss from operations	(190)	22	141	—	5	(5)	—	(27)

Other income (expense), net	(1)	—	7	(1)	—	—	—	5

Loss before taxes	(191)	22	148	(1)	5	(5)	—	(22)

Provision for taxes	1,354	—	—	—	—	—	(1,365)	(11)

Loss before cumulative effect of accounting change	(1,545)	22	148	(1)	5	(5)	1,365	(11)

Cumulative effect of adopting SFAS No. 142	(11)	—	—	—	—	—	11	—

Net loss	$(1,556)	$22	$148	$(1)	$5	$(5)	$1,376	$(11)

Net loss per share - Basic and Diluted:
Net loss before cumulative effect of accounting change	$(3.25)	$0.05	$0.31	$—	$0.01	$(0.01)	$2.87	$(0.02)
Cumulative effect of adopting SFAS No. 142	(0.03)	—	—	—	—	—	0.03	—

Net Loss	$(3.28)	$0.05	$0.31	$—	$0.01	$(0.01)	$2.90	$(0.02)

Weighted average shares used in computing net loss per share:
Basic and diluted	475	475	475	475	475	475	475	475

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET LOSS

NINE MONTHS ENDED JULY 31, 2003

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Assets	SFAS No. 142	Retirement Plans Curtailment Loss	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$4,353	$—	$—	$—	$—	$—	$—	$—	$4,353

Net revenue	$4,381	$—	$—	$—	$—	$—	$—	$—	$4,381
Costs and expenses:
Cost of products and services	2,789	(38)	(96)	—	—	(1)	(5)	—	2,649
Research and development	830	—	(63)	—	—	(1)	—	—	766
Selling, general and administrative	1,543	(8)	(155)	—	—	(3)	—	—	1,377

Total costs and expenses	5,162	(46)	(314)	—	—	(5)	(5)	—	4,792

Loss from operations	(781)	46	314	—	—	5	5	—	(411)

Other income (expense), net	14	—	15	(3)	—	—	—	—	26

Loss from operations before taxes	(767)	46	329	(3)	—	5	5	—	(385)

Provision for taxes	1,036	—	—	—	—	—	—	(1,229)	(193)

Loss before cumulative effect of accounting change	(1,803)	46	329	(3)	—	5	5	1,229	(192)

Cumulative effect of adopting SFAS No. 142	(268)	—	—	—	268	—	—	—	—

Net loss	$(2,071)	$46	$329	$(3)	$268	$5	$5	$1,229	$(192)

Net loss per share - Basic and Diluted:

Loss before cumulative effect of accounting change	$(3.82)	$0.10	$0.70	$(0.01)	$—	$0.01	$0.01	$2.60	$(0.41)
Cumulative effect of adopting SFAS No. 142	(0.57)	—	—	—	0.57	—	—	—	—

Net loss	$(4.39)	$0.10	$0.70	$(0.01)	$0.57	$0.01	$0.01	$2.60	$(0.41)

Weighted average shares used in computing net loss per share:
Basic and diluted	472	472	472	472	472	472	472	472	472

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

	July 31, 2004	October 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,937	$1,607
Accounts receivable, net	1,150	1,086
Inventory	1,061	995
Other current assets	250	201

Total current assets	4,398	3,889

Property, plant and equipment, net	1,283	1,447
Goodwill and other intangible assets, net	388	402
Other assets	672	559

Total assets	$6,741	$6,297

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$395	$441
Employee compensation and benefits	493	566
Deferred revenue	295	262
Income and other taxes payable	379	326
Other accrued liabilities	252	311

Total current liabilities	1,814	1,906

Senior convertible debentures	1,150	1,150
Other liabilities	448	417

Total liabilities	3,412	3,473

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 486 million shares at July 31, 2004 and 476 million shares at October 31, 2003 issued and outstanding	5	5
Additional paid-in capital	5,167	4,984
Accumulated deficit	(1,884)	(2,159)
Accumulated comprehensive income (loss)	41	(6)

Total stockholders’ equity	3,329	2,824

Total liabilities and stockholders’ equity	$6,741	$6,297

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

	Nine months ended July 31, 2004	Three months ended July 31, 2004
Cash flows from operating activities:
Net income	$275	$100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	201	65
Amortization	25	5
Inventory-related charges	8	6
Deferred taxes	14	31
Asset impairment charges	25	13
Net gain (loss) on sale of assets	5	(2)
Changes in assets and liabilities:
Accounts receivable	(50)	(77)
Inventory	(78)	(17)
Accounts payable	(29)	(55)
Employee compensation and benefits	(25)	(24)
Income taxes and other taxes payable	(51)	15
Other current assets and liabilities	(47)	(23)
Other long-term assets and liabilities	(19)	5

Net cash provided by operating activities *	254	42

Cash flows from investing activities:
Investments in property, plant and equipment	(90)	(26)
Dispositions of property, plant and equipment	36	28
Purchased intangibles and investments	(7)	(2)

Net cash used in investing activities	(61)	—

Cash flows from financing activities:
Issuance of common stock under employee stock plans	136	53
Net borrowings of notes payable and short-term borrowings	1	—

Net cash provided by financing activities	137	53

Change in cash and cash equivalents	330	95

Cash and cash equivalents at beginning of period	1,607	1,842

Cash and cash equivalents at end of period	$1,937	$1,937

* Cash payments included in operating activities:
Restructuring	105	32
Income tax payments	82	13
Pension trust fund contributions	114	17

AGILENT TECHNOLOGIES, INC.

TEST AND MEASUREMENT INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2004	Three months Ended July 31, 2003	Yr vs.Yr % change	Three months ended April 30, 2004	Sequential % change
Orders	$776	$566	37%	$745	4%
Net Revenue	$768	$613	25%	$705	9%
Income (Loss) from operations	$88	$(69)	228%	$11	700%

	Nine months ended July 31, 2004	Nine months ended July 31, 2003	Yr vs.Yr % change
Orders	$2,163	$1,768	22%
Net Revenue	$2,115	$1,898	11%
Income (loss) from operations	$103	$(304)	134%

Q3 FY04 vs Q2 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q3 FY04 $ Amount	Sequential % change	% of Segment	Q3 FY04 $ Amount	Sequential % change	% of Segment
Communications test	$547	4%	70%	$538	9%	70%
General purpose test	229	5%	30%	230	8%	30%

	$776	4%	100%	$768	9%	100%

Q3 FY04 vs Q3 FY03 BY MARKET SEGMENT

	Orders		Net Revenue
	Q3 FY04 $ Amount	Yr vs.Yr % change	Q3 FY04 $ Amount	Yr vs.Yr % change
Communications test	$547	44%	$538	30%
General purpose test	229	23%	230	15%

	$776	37%	$768	25%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

AUTOMATED TEST INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2004	Three months ended July 31, 2003	Yr vs.Yr % change	Three months ended April 30, 2004	Sequential % change
Orders	$208	$251	(17)%	$286	(27)%
Net Revenue	$243	$206	18%	$266	(9)%
Income from operations	$19	$6	217%	$34	(44)%

	Nine months ended July 31, 2004	Nine months ended July 31, 2003	Yr vs.Yr % change
Orders	$694	$585	19%
Net Revenue	$728	$495	47%
Income (loss) from operations	$73	$(79)	192%

Q3 FY04 vs Q2 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q3 FY04 $ Amount	Sequential % change	% of Segment	Q3 FY04 $ Amount	Sequential % change	% of Segment
Semiconductor test	$159	(34)%	76%	$197	(12)%	81%
Manufacturing test	49	7%	24%	46	12%	19%

	$208	(27)%	100%	$243	(9)%	100%

Q3 FY04 vs Q3 FY03 BY MARKET SEGMENT

	Orders		Net Revenue
	Q3 FY04 $ Amount	Yr vs.Yr % change	Q3 FY04 $ Amount	Yr vs.Yr % change
Semiconductor test	$159	(26)%	$197	18%
Manufacturing test	49	36%	46	18%

	$208	(17)%	$243	18%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

SEMICONDUCTOR PRODUCTS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2004	Three months ended July 31, 2003	Yr vs.Yr % change	Three months ended April 30, 2004	Sequential % change
Orders	$470	$358	31%	$523	(10)%
Net Revenue	$539	$380	42%	$527	2%
Income (loss) from operations	$33	$(8)	513%	$65	(49)%

	Nine months ended July 31, 2004	Nine months ended July 31, 2003	Yr vs.Yr % change
Orders	$1,575	$1,159	36%
Net Revenue	$1,535	$1,123	37%
Income (loss) from operations	$158	$(99)	260%

Q3 FY04 vs Q2 FY04 BY MARKET SEGMENT

	Orders			Net Revenue
	Q3 FY04 $ Amount	Sequential % change	% of Segment	Q3 FY04 $ Amount	Sequential % change	% of Segment
Networking	$127	(3)%	27%	$139	(5)%	26%
Personal systems	343	(13)%	73%	400	5%	74%

	$470	(10)%	100%	$539	2%	100%

Q3 FY04 vs Q3 FY03 BY MARKET SEGMENT

	Orders		Net Revenue
	Q3 FY04 $ Amount	Yr vs.Yr % change	Q3 FY04 $ Amount	Yr vs.Yr % change
Networking	$127	8%	$139	11%
Personal systems	343	43%	400	57%

	$470	31%	$539	42%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

LIFE SCIENCES AND CHEMICAL ANALYSIS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2004	Three months ended July 31, 2003	Yr vs.Yr % change	Three months ended April 30, 2004	Sequential % change
Orders	$321	$293	10%	$338	(5)%
Net Revenue	$335	$303	11%	$333	1%
Income from operations	$46	$41	12%	$39	18%

	Nine months ended July 31, 2004	Nine months ended July 31, 2003	Yr vs.Yr % change
Orders	$966	$841	15%
Net Revenue	$981	$865	13%
Income from operations	$134	$95	41%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

Segment Income (Loss) from Operations

Reconciliation of Reporting Segments to Agilent Non-GAAP Income (Loss)

(In millions)

(Unaudited)

	Three months ended July 31,		Three months ended April 30, 2004
	2004	2003
Test and Measurement	$88	$(69)	$11
Semiconductor Products	33	(8)	65
Automated Test	19	6	34
Life Sciences and Chemical Analysis	46	41	39

Unallocated infrastructure charges	(3)	3	—

Non-GAAP Income (loss) from operations - Agilent	$183	$(27)	$149

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

AGILENT TECHNOLOGIES, INC.

ORDERS AND NET REVENUE FROM OPERATIONS

BY GEOGRAPHY

(In millions, except percent changes)

(Unaudited)

	Three Months Ended July 31,		Percent Inc/(Dec)
	2004	2003
ORDERS
Americas	$613	$553	11%
Europe	392	312	26%
Asia Pacific	770	603	28%

Total	$1,775	$1,468	21%

NET REVENUE
Americas	$663	$578	15%
Europe	363	298	22%
Asia Pacific	859	626	37%

Total	$1,885	$1,502	25%

	Nine Months Ended July 31,		Percent Inc/(Dec)
	2004	2003
ORDERS
Americas	$1,833	$1,638	12%
Europe	1,117	911	23%
Asia Pacific	2,448	1,804	36%

Total	$5,398	$4,353	24%

NET REVENUE
Americas	$1,824	1,687	8%
Europe	1,100	891	23%
Asia Pacific	2,435	1,803	35%

Total	$5,359	$4,381	22%

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC.

Reconciliation of Segment ROIC

(In millions)

(Unaudited)

	Q3 FY04 ATG	Q3 FY04 SPG	Q3 FY04 LSCA	Q3 FY04 TMO	Q2 FY04 ATG		Q2 FY04 SPG		Q2 FY04 LSCA		Q2 FY04 TMO		Q3 FY03 ATG		Q3 FY03 SPG		Q3 FY03 LSCA		Q3 FY03 TMO
Numerator:
Segment income (loss) from operations	$19	$33	$46	$88	$34		$65		$39		$11		$6		$(8)		$41		$(69)
Less:
Other (income) expense and taxes	6	(11)	16	24	13		(9)		18		8		3		(5)		16		(39)

Segment return	13	44	30	64	21		74		21		3		3		(3)		25		(30)

Segment return annualized	$52	$176	$120	$256	$84		$296		$84		$12		$12		$(12)		$100		$(120)

Denominator:
Segment assets (2)	$766	$1,462	$706	$2,231	$818	(1)	$1,445	(1)	$698	(1)	$2,277	(1)	$780	(1)	$1,456	(1)	$668	(1)	$2,459	(1)
Less:
Net current liabilities (3)	123	253	159	404	109		318		188		444		137		283		187		554

Invested capital	$643	$1,209	$547	$1,827	$709		$1,127		$510		$1,833		$643		$1,173		$481		$1,905

Average Invested capital	$676	$1,168	$529	$1,830	$699		$1,129		$525		$1,859		$645		$1,188		$458		$1,871

ROIC	8%	15%	23%	14%	12	%(1)	26	%(1)	16	%(1)	1	%(1)	2	%(1)	-1	%(1)	22	%(1)	-6	%(1)

ROIC calculation: (annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(1)	As of Q3 FY04 the invested capital used to calculate ROIC was increased to include allocated corporate net assets. The largest component of the increase for each segment relates to deferred tax assets which were calculated and allocated as if the valuation allowance had not been recorded in Q3 FY03. Prior periods have been restated to reflect this change.
(2)	Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.
(3)	Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION OF DAYS ON HAND (DOH)

(In millions)

	Q304	Q303	Yr vs. Yr Change in Days
GAAP
Costs of Products and Services	1,089	951
Net Inventory	1,061	1,051

GAAP Inventory Days	88	99	(11)

Non-GAAP
Costs of Products and Services	1,089	951
Less:
Amort of Intangibles	3	18
Restructuring	24	44
Inventory Charges	6	5
Other	10	(4)

Adjusted Costs of Products and Services	1,046	888
Net Inventory	1,061	1,051

Non-GAAP Inventory Days	91	107	(16)

GAAP DOH Formula:	(Quarter end net inventory * 90 Days)/(Current quarter’s COGS)

Non-GAAP DOH Formula:	(Quarter-end net inventory * 90 Days)/(Current quarter’s COGS—Inventory Charges—Non-GAAP Adjustments)

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.